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                                                                    EXHIBIT 3(A)



                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF

                             MYERS INDUSTRIES, INC.

                            Effective April 29, 1999


                                    ARTICLE I
                                      NAME
                                      ----

          The name of the corporation shall be "Myers Industries, Inc."


                                   ARTICLE II
                                PRINCIPAL OFFICE
                                ----------------

         The place in the State of Ohio where the principal office of the corporation is to be located is the City of Akron, Summit County, Ohio.


                                   ARTICLE III
                                     PURPOSE
                                     -------

         The purpose or purposes for which the corporation is formed are:

                  To engage in the business of manufacturing, developing, supplying, promoting, distributing, leasing and selling at wholesale and retail the following:

                           (1) Materials, tools, supplies, machinery and equipment for the servicing, repairing, recapping, vulcanizing and maintaining of tires;

                           (2) Equipment and supplies as an aid to the selling of tires and tubes;

                           (3)      Automotive parts, supplies and accessories;

                           (4)      Cements and adhesives;




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                           (5)      Chemicals for vulcanizing and other
                  purposes;

                           (6)      Rubber, plastic and metal parts and
                  products;

                           (7) Other products and merchandise of every kind and description.

         To carry on any activity for the purposes above stated, either directly or indirectly, and to do such further acts and things which the Board of Directors of the corporation may deem necessary or incidental to the foregoing purposes, and, in general, to carry on any other lawful business whatsoever in connection with the foregoing which the Board of Directors deems to be in furtherance of the foregoing purposes.

         The corporation reserves the right at any time and from time to time to change its purposes in any manner now or hereafter permitted by statue. Any change of the purposes of the corporation, whether substantial or not, authorized or approved by the holders of shares entitled to exercise that proportion of the voting power of the corporation now or hereafter required for such authorization or approval, shall be binding and conclusive upon every shareholder of the corporation as fully as if such shareholder had voted therefor; and no shareholder, notwithstanding that he may have voted against such change of purposes or may have objected in writing thereto, shall be entitled to payment of the fair cash value of his shares.

         In furtherance of and not in limitation of the general powers conferred by the laws of the State of Ohio and the objects and purposes herein set forth, this corporation shall also have the following powers, to-wit:

         To purchase, acquire, hold, convey, lease, manage, improve, use, exchange, encumber, mortgage, dispose of or deal in property, real or personal, tangible or intangible; to purchase, acquire, guarantee, hold, dispose of or deal in shares, bonds, or any other evidence of ownership or indebtedness or contracts of any other person, firm or corporation; to acquire the good will, rights and property and to undertake to hold all or any part of the assets or to assume the liabilities of any person, firm or corporation; to do any or all of the things herein set forth to the same extent as natural persons might or could do as principals, agents, trustees or otherwise, directly or indirectly, alone or with others insofar as such acts are permitted to be done by a corporation authorized under and by virtue of the General Corporation Laws of the State of Ohio.

         To do any and all other acts to the extent permitted by the General Corporation Law of the State of Ohio and which are not in violation of the laws of the State of Ohio.


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                                   ARTICLE IV
                                AUTHORIZED STOCK
                                ----------------

         The maximum number of shares which the Company is authorized to issue and to have outstanding at any time shall be Sixty-One Million (61,000,000) which shall be classified as follows:

         A. Sixty Million (60,000,000) of said shares shall be Common Stock, without par value; and

         B. One Million (1,000,000) of said shares shall be Serial Preferred Stock, without par value, the express terms of which are set forth herein.

                  1. ISSUANCE. The shares of Serial Preferred Stock (herein called "Serial Preferred Stock") may be issued in series. The Board of Directors is hereby empowered to cause the entire unissued One Million (1,000,000) shares of Serial Preferred Stock to be issued in one or more series, from time to time, with such of the variations permitted by clauses (a) to (i), both inclusive, of section 2, as shall have been determined by the Board of Directors with respect to any shares prior to the issuance of such series; subject, however, to the provisions of sections 3 to 5, both inclusive, which provisions shall apply to all shares of Serial Preferred Stock.

                  2. SERIES. Serial Preferred Stock of different series may vary as to:

                             (a) The designation of the series, which may be by distinguishing number, letter or title.

                             (b)     The number of shares of the series.

                             (c)     The dividend rates of the series.

                             (d) The dates at which dividends, if
                           declared, shall be payable.

                             (e) The redemption terms, rights and price or
                           prices per share of the series.

                             (f) The terms and amount of any sinking fund
                           provided for the purchase or redemption of shares of any series.

                             (g) Whether the shares of the series shall be
                           convertible into Common Shares and, if so, the conversion price or prices and the adjustments thereof, if any, and all other terms and conditions upon which such conversion may be made.


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                             (h) The liquidation price of the series.

                             (i) Restrictions on issuance of shares of
                                 the same series or of any other class or series.

                           The Board of Directors is expressly authorized to
                  adopt from time to time amendments to the Articles of Incorporation of the corporation fixing, with respect to said unissued shares of Serial Preferred Stock, or any series thereof, the items specified in clauses (a) to (i), both inclusive.

                  3. DIVIDEND RIGHTS. The holders of the Serial Preferred Stock of each series shall be entitled to receive if, as and when declared by the Board of Directors of the corporation out of any funds legally available therefor, dividends at the rate (and no more) and payable on the dates fixed for such series. Such dividends shall accrue and be cumulative from the first day of the dividend period in which each such share of Serial Preferred Stock is issued. A "dividend period" in respect of any share is the period between any two consecutive dividend payment dates, including the first of such dates as fixed for the series to which such share shall belong. Dividends in full shall not be declared and set apart for payment or paid on Serial Preferred Stock of any series for any dividend period unless dividends in full have been or are contemporaneously declared and set apart for payment or paid on Serial Preferred Stock of all series for the dividend periods terminating on the same or an earlier date. Dividends shall not be paid exclusively upon any one or more series of Serial Preferred Stock, but dividends shall be paid ratably upon all outstanding Serial Preferred Stock in the proportion to any one series that the annual dividend requirements of such series bear to the total annual dividend requirements of all outstanding Serial Preferred Stock. Accumulations of dividends shall not bear interest.

                           As long as any Serial Preferred Stock is outstanding,
                  the corporation shall not declare or pay dividends (other than dividends payable in shares of the corporation ranking junior to the Serial Preferred Stock) on Common Shares or on any shares ranking junior to the Serial Preferred Stock, or purchase, redeem or retire any Common Shares or any such junior shares, or distribute any of its assets to the holders thereof at any time, (1) when the corporation is in default in the payment of any dividend on any Serial Preferred Stock, or
                  (2) when the corporation is in default in any way with respect to any retirement or sinking fund provided with respect to any series of Serial Preferred Stock.

                  4. LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the corporation, the holders of Serial Preferred Stock of each series shall be entitled, before any distribution is made to the Common Shares or any shares ranking junior to the Serial Preferred Stock, to be paid out of funds available for distribution to shareholders such liquidation price as may be fixed in the amendments to the Articles of Incorporation adopted by the Board of Directors with respect to each such series,

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                  plus, in each case, an amount equivalent to dividends accrued or in arrears thereon to the date full payment of such specified preferential amount is made to the holders thereof, and the Serial Preferred Stock shall not be entitled to any further payment. Neither the consolidation nor merger of the corporation with or into any other corporation or corporations, nor the sale of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this section.

                  5. VOTING RIGHTS. The holders of Serial Preferred Stock shall be entitled to one vote for each share; and except as otherwise provided herein or required by law, the holders of Serial Preferred Stock and the holders of Common Shares shall vote together as one class on all matters. No adjustment of the voting rights of holders of Serial Preferred Shares shall be made for an increase or decrease in the number of Common Shares authorized or issued or for share splits or combinations of the Common Shares or for share dividends on any class of shares payable solely in Common Shares.

                           If, and so often as, the corporation shall be in
                  default in dividends in an amount equivalent to six full quarterly dividends on any series of Serial Preferred Stock at the time outstanding, whether or not earned or declared, the holders of Serial Preferred Stock of all series, voting separately as a class and in addition to all other rights to vote for Directors, shall be entitled to elect, as herein provided, two members of the Board of Directors of the corporation; provided, however, that the holders of Serial Preferred Stock shall not have or exercise such special class voting rights except at meetings of the shareholders for the election of Directors at which the holders of not less than 50 percent of the outstanding Serial Preferred Shares of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Serial Preferred Stock of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

                           In the event of default entitling the holders of
                  Serial Preferred Stock to elect two Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the corporation upon written request of, or may be called by, the holders of record of at least 15 percent of the Serial Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within 90 days after the date of receipt of the foregoing written request from the holders of Serial Preferred Stock. At any meeting at which the holders of Serial Preferred Stock shall be entitled to elect Directors, the holders of 50 percent of the then outstanding

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                  Serial Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum for the purpose of such election, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Stock are entitled to elect as hereinabove provided.

                           The two Directors who may be elected by the holders
                  of Serial Preferred Stock pursuant to the foregoing provision shall be in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of Directors of the corporation or require the resignation of any Director elected otherwise than pursuant to such provisions.


                                    ARTICLE V
                                PREEMPTIVE RIGHTS
                                -----------------

         The shareholders of the corporation shall have no preemptive rights to purchase, subscribe for or otherwise acquire any securities of the corporation which are now or may be authorized and issued from time to time and the authorized but unissued Common Shares and Serial Preferred Stock may be issued from time to time by the Board of Directors of the corporation, at such prices and upon such terms as said Board of Directors may determine.


                                   ARTICLE VI
                               PURCHASE OF SHARES
                               ------------------

         The corporation may purchase or otherwise acquire, hold, redeem, cancel, retire, reissue and in any other manner deal in and with, and dispose of, from time to time and to the extent permitted by the laws of the State of Ohio, shares of any class issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts from such holder or holders of outstanding shares of the corporation and at such prices as the Board of Directors of the corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote or other action of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.


                                   ARTICLE VII
                                  VOTING POWER
                                  ------------

         Notwithstanding any provisions of the laws of the State of Ohio now or hereafter in force requiring the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the corporation or of any class or classes of shares thereof on any proposal to effect a merger, consolidation, combination or majority share acquisition as such terms are defined in the laws of the State of Ohio, any such proposal may be approved by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation or of such class or classes.

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                                  ARTICLE VIII
                       DEALING WITH OFFICERS AND DIRECTORS
                       -----------------------------------

         A Director or Officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a lessor, vendor, purchaser, employee, agent or otherwise.

         No transaction, contract or other act of the corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any Director or Officer, or any firm, partnership or other corporation in which such Director or Officer is a member or is a partner, shareholder, director or officer, is in any way interested in such transaction, contract or other act, provided that the interest of such Director, Officer, firm, partnership, or other corporation is disclosed or known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such transaction, contract or other act shall be taken; nor shall any such Director or Officer be accountable or responsible to the corporation for or in respect of any such transaction, contract or other act of the corporation or for any gains or profits, realized by him by reason of the fact that he or any firm or partnership of which he is a member of partner, or any other corporation of which he is a shareholder, Director or Officer, is interested in such transaction, contract or other act; and any such Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize or take action in respect of any such transaction, contract or other act, and may vote thereat to authorize, ratify or approve any such transaction, contract or other act with like force and effect as if he or any firm or partnership of which he is a member or partner or any other corporation of which he is a shareholder, Director or Officer, were not interested in such transaction, contract or other act.


                                   ARTICLE IX
                                CUMULATIVE VOTING
                                -----------------

         No shareholder shall have the right to vote cumulatively in the election of Directors.



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